EXHIBIT A

JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13D with respect to the Common stock, no par value, of TransAlta Corporation dated as of the date hereof is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated:	March 15, 2019

THE MANGROVE PARTNERS MASTER FUND, LTD.

By:	MANGROVE PARTNERS, as Investment Manager

By:	/s/ Nathaniel August
	Name:	Nathaniel August
	Title:	Director

MANGROVE PARTNERS

By:	/s/ Nathaniel August
	Name:	Nathaniel August
	Title:	Director

/s/ Nathaniel August
NATHANIEL AUGUST

COVE KEY BLUESCAPE HOLDINGS LP By: Bluescape Cove Key GP LLC, its general partner

By:	/s/ Jonathan Siegler
	Name:	Jonathan Siegler
	Title:	Managing Director

COVE KEY FUND GP LP By: Cove Key GP LLC, its general partner

By:	/s/ Jeff Coviello
	Name:	Jeff Coviello
	Title:	Manager

COVE KEY GP LLC

By:	/s/ Jeff Coviello
	Name:	Jeff Coviello
	Title:	Manager
COVE KEY MANAGEMENT LP By: Cove Key GP Management LLC, its general partner

By:	/s/ Jeff Coviello
	Name:	Jeff Coviello
	Title:	Manager

COVE KEY GP MANAGEMENT LLC

By:	/s/ Jeff Coviello
	Name:	Jeff Coviello
	Title:	Manager

/s/ Jeff Coviello
JEFF COVIELLO

BLUESCAPE COVE KEY GP LLC

By:	/s/ Jonathan Siegler
	Name:	Jonathan Siegler
	Title:	Managing Director

BLUESCAPE ENERGY PARTNERS III GP LP

By:	/s/ Jonathan Siegler
	Name:	Jonathan Siegler
	Title:	Managing Director

BLUESCAPE RESOURCES GP HOLDINGS LLC

By:	/s/ Jonathan Siegler
	Name:	Jonathan Siegler
	Title:	Managing Director

BLUESCAPE RESOURCES COMPANY LLC

By:	/s/ Jonathan Siegler
	Name:	Jonathan Siegler
	Title:	Managing Director

/s/ Charles John Wilder, Jr.
CHARLES JOHN WILDER, JR.